Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2023 Financial Results

Fourth quarter cloud subscription revenue increased 26% year-over-year to $83.1 million
Full year cloud subscription revenue increased 29% year-over year to $304.5 million

McLean, VA – February 15, 2024 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2023.

“Appian delivered our plan in 2023 and reached two milestones. Full year revenue exceeded half a billion dollars, and we achieved the highest quarterly gross margin in our public history,” said Matt Calkins, CEO & Founder.

Fourth Quarter 2023 Financial Highlights:

•Revenue: Cloud subscription revenue was $83.1 million, up 26% compared to the fourth quarter of 2022. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 24% year-over-year to $115.8 million. Professional services revenue was $29.5 million, a decrease of 9% compared to the fourth quarter of 2022. Total revenue was $145.3 million, up 16% compared to the fourth quarter of 2022. Cloud subscription revenue retention rate was 119% as of December 31, 2023.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(16.8) million, compared to $(40.6) million for the fourth quarter of 2022. Non-GAAP operating loss was $(1.4) million, compared to $(26.8) million for the fourth quarter of 2022.
•Net loss and non-GAAP net loss: GAAP net loss was $(10.0) million, compared to $(34.4) million for the fourth quarter of 2022. GAAP net loss per share was $(0.14) for the fourth quarter of 2023, compared to $(0.47) for the fourth quarter of 2022. Non-GAAP net income was $4.9 million, compared to non-GAAP net loss of $(20.6) million for the fourth quarter of 2022. Non-GAAP net income per diluted share was $0.06, compared to the $(0.28) net loss per share for the fourth quarter of 2022. GAAP net loss and non-GAAP net income for the fourth quarter of 2023 included $11.1 million, or $0.15 per share, of foreign currency exchange gains. GAAP and non-GAAP net loss for the fourth quarter of 2022 included $8.5 million, or $0.12 per share, of foreign currency exchange gains. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA was $1.0 million, compared to adjusted EBITDA loss of $(24.8) million for the fourth quarter of 2022.
•Cash flows: Net cash used in operating activities was $(8.2) million for the three months ended December 31, 2023 compared to $(12.6) million of net cash used in operating activities for the same period in 2022.

Full Year 2023 Financial Highlights:

•Revenue: Cloud subscription revenue was $304.5 million for the full year 2023, up 29% compared to the full year 2022. Total subscriptions revenue increased 21% year-over-year to $412.3 million for the full year 2023. Professional services revenue was $133.0 million for the full year 2023, compared to $127.8 million for the full year 2022. Total revenue was $545.4 million for the full year 2023, up 17% compared to the full year 2022.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(108.0) million for the full year 2023, compared to $(145.0) million for the full year 2022. Non-GAAP operating loss was $(54.3) million for the full year 2023, compared to $(83.3) million for the full year 2022.
•Net loss and non-GAAP net loss: GAAP net loss was $(111.4) million for the full year 2023, compared to $(150.9) million for the full year 2022. GAAP net loss per share was $(1.52) for the full year 2023, compared to $(2.08) for the full year 2022. Non-GAAP net loss was $(59.2) million for the full year 2023, compared to $(89.2) million for the full year 2022. Non-GAAP net loss per share was $(0.81) for the full year 2023, compared to the $(1.23) net loss per share for the full year 2022. GAAP and non-GAAP net loss for the full year 2023 included $8.7 million, or $0.12 per share, of foreign currency exchange gains. GAAP and non-GAAP net loss for the full year 2022 included $6.1 million, or $(0.08) per share, of foreign currency exchange losses.
•Adjusted EBITDA: Adjusted EBITDA loss was $(44.8) million for the full year 2023, compared to adjusted EBITDA loss of $(76.0) million for the full year 2022.
•Balance sheet and cash flows: As of December 31, 2023, Appian had total cash, cash equivalents, and investments of $159.0 million. Net cash used in operating activities was $(110.4) million for the full year 2023, compared to $(106.6) million of net cash used in operating activities for the full year 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•US Army Revolutionizes Contract Writing with Appian Platform
•Appian Government Cloud Achieves “In Process” Designation for FedRAMP High Impact Level
•Appian Delivers Better Business Decisions and Outcomes with AI Plus Data Fabric Analytics
•Appian Named a Leader in Everest Group’s Low-code Technology Providers in Insurance PEAK Matrix Assessment 2023
•Appian Named a 2023 Tech100 Honoree by the Northern Virginia Technology Council
•2023 Appian International Partner Award Winners Demonstrate Process Automation Excellence in Europe
•Appian Enhances “One Appian” Global Partner Program Strategy for 2024

Financial Outlook:

As of February 15, 2024, guidance for 2024 is as follows:

•First Quarter 2024 Guidance:

◦Cloud subscription revenue is expected to be between $84.0 million and $86.0 million, representing year-over-year growth of 21% to 23%.
◦Total revenue is expected to be between $148.0 million and $150.0 million, representing a year-over-year increase of 9% to 11%.
◦Adjusted EBITDA loss is expected to be between $(9.0) million and $(5.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.21) and $(0.16), assuming weighted average common shares outstanding of 73.5 million.

•Full Year 2024 Guidance:

◦Cloud subscription revenue is expected to be between $364.0 million and $366.0 million, representing year-over-year growth of 20%.
◦Total revenue is expected to be between $615.0 million and $617.0 million, representing a year-over-year increase of 13%.
◦Adjusted EBITDA loss is expected to be between $(25.0) million and $(20.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.73) and $(0.66), assuming weighted average common shares outstanding of 73.8 million.

Conference Call Details:

Appian will host a conference call today, February 15, 2024, at 8:30 a.m. ET to discuss Appian's financial results for the fourth quarter ended December 31, 2023 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at http://investors.appian.com.

Investor Day:

We announced an Investor Day on Tuesday, April 16 near Washington DC starting at 1:30 p.m. ET.

Event Details:
What: Appian Investor Day 2024
When: April 16, 2024 at 1:30 P.M. to 5:00 P.M. Eastern Time
In-person attendance: Please contact our team at investors@appian.com for more information.
Webcast: https://investors.appian.com/events-and-presentations/events (live and replay)
Replay: A replay of the event will be archived on the investor relations website

About Appian

Appian is a software company that automates business processes. The Appian AI Process Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
1 https://register.vevent.com/register/BI223928344b2743fba392097edbdf6253

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services costs of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax expense, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, and severance costs related to an involuntary reduction in our workforce in 2023, or Severance Costs. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other non-operating (income) expenses, net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Severance Costs. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2024, future investment by Appian in its go-to-market initiatives, increased demand for the Appian AI-Powered Process platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$149,351	$148,132
Short-term investments and marketable securities	9,653	47,863
Accounts receivable, net of allowance of $2,606 and $2,125, respectively	171,561	165,964
Deferred commissions, current	34,261	30,196
Prepaid expenses and other current assets	49,529	28,093
Restricted cash, current	—	2,249
Total current assets	414,355	422,497
Property and equipment, net of accumulated depreciation of $25,141 and $18,864, respectively	42,682	41,855
Goodwill	27,106	26,349
Intangible assets, net of accumulated amortization of $4,152 and $2,715, respectively	3,889	5,251
Right-of-use assets for operating leases	39,975	37,248
Deferred commissions, net of current portion	59,764	55,788
Deferred tax assets	3,453	1,940
Other assets	36,279	3,286
Total assets	$627,503	$594,214
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,174	$7,997
Accrued expenses	11,046	12,227
Accrued compensation and related benefits	38,003	40,718
Deferred revenue	235,992	194,768
Debt	66,368	2,740
Operating lease liabilities	11,698	8,681
Other current liabilities	1,891	3,121
Total current liabilities	371,172	270,252
Long-term debt	140,221	115,379
Non-current operating lease liabilities	59,067	57,225
Deferred revenue, non-current	4,700	5,556
Deferred tax liabilities	2	102
Total liabilities	575,162	448,514
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of December 31, 2023 and 2022 and 42,169,970 and 41,320,091 shares issued and outstanding as of December 31, 2023 and 2022, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as December 31, 2023 and 2022 and 31,196,796 and 31,497,796 shares issued and outstanding as of December 31, 2023 and 2022, respectively	3	3
Additional paid-in capital	595,781	561,390
Accumulated other comprehensive loss	(23,555)	(7,246)
Accumulated deficit	(519,892)	(408,451)
Total stockholders’ equity	52,341	145,700
Total liabilities and stockholders’ equity	$627,503	$594,214

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscriptions	$115,783	$93,244	$412,337	$340,152
Professional services	29,536	32,542	133,026	127,839
Total revenue	145,319	125,786	545,363	467,991
Cost of revenue
Subscriptions	11,071	9,942	43,563	36,005
Professional services	23,244	25,289	99,759	97,301
Total cost of revenue	34,315	35,231	143,322	133,306
Gross profit	111,004	90,555	402,041	334,685
Operating expenses
Sales and marketing	61,043	63,270	242,381	220,374
Research and development	34,596	37,808	153,098	139,210
General and administrative	32,193	30,097	114,535	120,111
Total operating expenses	127,832	131,175	510,014	479,695
Operating loss	(16,828)	(40,620)	(107,973)	(145,010)
Other non-operating (income) expense
Other (income) expense, net	(12,966)	(9,271)	(17,603)	3,545
Interest expense	5,072	1,451	17,862	1,673
Total other non-operating (income) expense	(7,894)	(7,820)	259	5,218
Loss before income taxes	(8,934)	(32,800)	(108,232)	(150,228)
Income tax expense	1,072	1,617	3,209	692
Net loss	$(10,006)	$(34,417)	$(111,441)	$(150,920)
Net loss per share:
Basic and diluted	$(0.14)	$(0.47)	$(1.52)	$(2.08)
Weighted average common shares outstanding:
Basic and diluted	73,310	72,703	73,102	72,455

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscriptions	$212	$284	$925	$996
Professional services	1,457	1,521	6,055	5,309
Operating expenses
Sales and marketing	2,380	2,431	10,842	9,152
Research and development	3,020	3,692	12,486	12,523
General and administrative	3,103	3,475	13,079	10,850
Total stock-based compensation expense	$10,172	$11,403	$43,387	$38,830

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(111,441)	$(150,920)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	43,387	38,830
Depreciation expense and amortization of intangible assets	9,473	7,297
Bad debt expense	1,091	1,298
Amortization of debt issuance costs	444	43
Loss on disposal of property and equipment	—	3
Deferred income taxes	(1,541)	(1,089)
Foreign currency transaction gains, net	(12,263)	—
Changes in assets and liabilities:
Accounts receivable	(1,868)	(37,922)
Prepaid expenses and other assets	(54,753)	(2,027)
Deferred commissions	(8,043)	(12,298)
Accounts payable and accrued expenses	(1,394)	(3,289)
Accrued compensation and related benefits	(3,157)	6,582
Other current and non-current liabilities	(1,134)	(264)
Deferred revenue	28,668	47,534
Operating lease assets and liabilities	2,089	(329)
Net cash used by operating activities	(110,442)	(106,551)
Cash flows from investing activities:
Proceeds from maturities of investments	91,670	84,642
Purchases of investments	(53,443)	(65,283)
Purchases of property and equipment	(9,637)	(9,095)
Net cash provided by investing activities	28,590	10,264
Cash flows from financing activities:
Proceeds from borrowings	92,000	120,000
Payments for debt issuance costs	(276)	(1,940)
Debt repayments	(3,563)	(625)
Payments for employee taxes related to the net share settlement of equity awards	(9,748)	—
Proceeds from exercise of common stock options	752	25,432
Net cash provided by financing activities	79,165	142,867
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	1,657	(159)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,030)	46,421
Cash, cash equivalents, and restricted cash at beginning of period	150,381	103,960
Cash, cash equivalents, and restricted cash at end of period	$149,351	$150,381

Supplemental cash flow information:
Cash paid for interest	$16,906	$1,671
Cash paid for income taxes	$3,999	$1,239
Supplemental non-cash investing and financing information:
Accrued capital expenditures	$654	$1,774

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Non-GAAP Measure
Three Months Ended December 31, 2023
Subscriptions cost of revenue	$11,071	$(212)	$—	$—	$—	$10,859
Professional services cost of revenue	23,244	(1,457)	—	—	—	21,787
Total cost of revenue	34,315	(1,669)	—	—	—	32,646
Total operating expense	127,832	(8,503)	(708)	(4,553)	—	114,068
Operating loss	(16,828)	10,172	708	4,553	—	(1,395)
Income tax expense	1,072	571	—	—	—	1,643
Net income	(10,006)	9,601	708	4,553	—	4,856
Net income per share, basic(a)	$(0.14)	$0.13	$0.01	$0.06	$—	$0.07
Net income per share, diluted(b)	$(0.14)	$0.13	$0.01	$0.06	$—	$0.06

Year Ended December 31, 2023
Subscriptions cost of revenue	$43,563	$(925)	$—	$—	$(30)	$42,608
Professional services cost of revenue	99,759	(6,055)	—	—	(158)	93,546
Total cost of revenue	143,322	(6,980)	—	—	(188)	136,154
Total operating expense	510,014	(36,407)	2,064	(6,038)	(6,111)	463,522
Operating loss	(107,973)	43,387	(2,064)	6,038	6,299	(54,313)
Income tax expense	3,209	1,302	—	—	139	4,650
Net loss	(111,441)	42,085	(2,064)	6,038	6,160	(59,222)
Net loss per share, basic and diluted	$(1.52)	$0.58	$(0.03)	$0.08	$0.08	$(0.81)
(a) Per share amounts do not foot due to rounding.
(b) Accounts for the impact of 2.0 million shares of dilutive securities resulting in total diluted shares of 75.3 million.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	Non-GAAP Measure
Three Months Ended December 31, 2022
Subscriptions cost of revenue	$9,942	$(284)	$—	$9,658
Professional services cost of revenue	25,289	(1,521)	—	23,768
Total cost of revenue	35,231	(1,805)	—	33,426
Total operating expense	131,175	(9,598)	(2,453)	119,124
Operating loss	(40,620)	11,403	2,453	(26,764)
Net loss	(34,417)	11,403	2,453	(20,561)
Net loss per share, basic and diluted	$(0.47)	$0.16	$0.03	$(0.28)

Year Ended December 31, 2022
Subscriptions cost of revenue	$36,005	$(996)	$—	$35,009
Professional services cost of revenue	97,301	(5,309)	—	91,992
Total cost of revenue	133,306	(6,305)	—	127,001
Total operating expense	479,695	(32,525)	(22,886)	424,284
Operating loss	(145,010)	38,830	22,886	(83,294)
Net loss	(150,920)	38,830	22,886	(89,204)
Net loss per share, basic and diluted	$(2.08)	$0.54	$0.32	$(1.23)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of adjusted EBITDA:
GAAP net loss	$(10,006)	$(34,417)	$(111,441)	$(150,920)
Other (income) expense, net	(12,966)	(9,271)	(17,603)	3,545
Interest expense	5,072	1,451	17,862	1,673
Income tax expense	1,072	1,617	3,209	692
Depreciation expense and amortization of intangible assets	2,427	1,965	9,473	7,297
Stock-based compensation expense	10,172	11,403	43,387	38,830
Litigation Expense	708	2,453	(2,064)	22,886
JPI Amortization	4,553	—	6,038	—
Severance Costs	—	—	6,299	—
Adjusted EBITDA	$1,032	$(24,799)	$(44,840)	$(75,997)